AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996
                        REGISTRATION NO. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                              KINARK CORPORATION
            (Exact name of registrant as specified in its charter)

                  DELAWARE                             71-0268502
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

                7060 SOUTH YALE AVENUE, TULSA, OKLAHOMA  74136
                                (918) 494-0964
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                   KINARK CORPORATION 1996 STOCK OPTION PLAN
                           (Full title of the Plan)



                               PAUL R. CHASTAIN
                            CHIEF FINANCIAL OFFICER
                            7060 SOUTH YALE AVENUE
                            TULSA, OKLAHOMA  74136
                                (918) 494-0964
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:
                             PAUL A. QUIROS, ESQ.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                         400 Colony Square, Suite 2200
                          1201 Peachtree Street, N.E.
                            Atlanta, Georgia  30361
                                (404) 817-6000
                             (404) 817-6050 (fax)


                        CALCULATION OF REGISTRATION FEE
               Amount to      Proposed MaximumProposed Maximum
Title of Securitiesbe         Offering Price PerAggregate OfferingAmount of
to be RegisteredRegistered    Share(1)       Price(1)       Registration Fee
Common Stock,  800,000        $2.94          2,352,000      $713
par value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Registrant's Common Stock on October 31, 1996, as reported by the American Stock Exchange.
                                    PART I
               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Kinark Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (File No. 001-03920) are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on April 1, 1996, as amended by Form 10-K/A filed with the Commission on April 4, 1996, and as further amended by Form 10-K/A filed with the Commission on July 30, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 15, 1996, as amended by Form 10-Q/A filed with the Commission on July 30, 1996; the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 14, 1996; the Company's Current Report on Form 8-K dated February 5, 1996, filed with the Commission on February 20, 1996, as amended by Form 8-K/A filed with the Commission on April 19, 1996; the Company's Current Report on Form 8-K dated February 27, 1996, filed with the Commission on March 13, 1996, as amended by Form 8-K/A filed with the Commission on March 21, 1996, and as further amended by Form 8-K/A filed with the Commission on April 5, 1996; the Company's Current Report on Form 8-K dated April 10, 1996, filed with the Commission on May 8, 1996; the Company's Current Report on Form 8-K dated May 14, 1996, filed with the Commission on May 22, 1996; the Company's Current Report on Form 8-K dated October 28, 1996, filed with the Commission on October 31, 1996; and

     (c) The description of the Company's Common Stock, par value $.10 per share, set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-3 (File No. 333-4937) filed with the Commission on October 4, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law authorizes the inclusion of a provision in the certificate of incorporation of a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or (iv) for any transaction from which the director receives an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers). The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), exonerates the Company's directors from monetary liability to the fullest extent permitted by this statutory provision.

     Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its officers, directors, employees or agents for attorneys' fees and other expenses as well as judgments or amounts paid in settlement in civil cases. The person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation in respect to the claim made against him or her. In criminal cases, the person seeking indemnification may be indemnified for fines and costs provided that, in addition to the foregoing standard of conduct, he or she did not have reasonable cause to believe his or her conduct was unlawful. Section 145 also permits a Delaware corporation to indemnify its directors, officers, agents and employees for expenses and attorneys' fees (not judgments) in actions brought by or in the right of the corporation, except that it does not permit such indemnification for any claim as to which such person is adjudged to be liable to the corporation, unless the court determines otherwise. Section 145 requires a Delaware corporation to indemnify any director, officer, employee or agent of the corporation to the extent he or she has been successful on the merits or otherwise in defense of any action, lawsuit or proceeding, or in defense of any claim, issue or matter therein, for expenses, including attorneys' fees, actually and reasonably incurred in connection with that defense.

     In addition to such rights as may be provided by law, the Certificate and the Company's Amended and Restated Bylaws (the "Bylaws") provide broad indemnification rights to directors, officers, employees and agents of the Company and its subsidiaries with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, to the fullest extent permitted under the Delaware General Corporation Law. The Company is also obligated under the Certificate and the Bylaws to advance payment of expenses incurred by directors, officers, employees and agents of the Company or its subsidiaries which are incurred by any such person in defending a proceeding brought by reason of the fact that her or she is or was a director, officer, employee or agent of the Company or its subsidiaries, provided that he or she provides an undertaking to the Company to repay any such advances if it is ultimately determined that he or she is not entitled to indemnification. Any amendment or other modification to the Certificate or Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties.

     The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company has agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the stockholders.

     The Company has a standard policy of directors' and officers' liability insurance covering directors, officers, employees and agents of the Company and its subsidiaries with respect to liabilities incurred as a result of their service in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number

4.1 Provisions in the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws defining the rights of holders of the Company's Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on form S-3 filed with the Commission on October 4, 1996 (File No. 333-4937)).

4.2       Kinark Corporation 1996 Stock Option Plan.

4.3 Form of Stock Option Agreement pursuant to Kinark Corporation 1996 Stock Option Plan.

4.4 Form of Stock Option Agreement for Non-Employee Directors pursuant to the Kinark Corporation Stock Option Plan.

5.1 Opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, as to legality of securities being registered.

15.1      Letter Regarding Unaudited Interim Financial Information.

23.1      Consent of Deloitte & Touche LLP, independent auditors of the
          Company.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).

24.1      Power of Attorney (contained on signature page of this filing).


ITEM 9.   UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 10, 1996.


                              Kinark Corporation


                              By:/s/ Ronald J. Evans
                                 Ronald J. Evans
                                 President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Evans and Paul R. Chastain, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                Title                         Date

/s/ Michael T. Crimmins       Chief Executive Officer       October 10, 1996
Michael T. Crimmins           (principal executive officer)
                              (Chairman of the Board and
                              Director

/s/ Ronald J. Evans           President and Director        October 10, 1996
Ronald J. Evans

/s/ Paul R. Chastain          Vice President and Chief      October 10, 1996
Paul R. Chastain              Financial Officer
                              (principal financial and
                              accounting officer) and
                              Director

/s/ Richard C. Butler         Director                      October 10, 1996
Richard C. Butler

/s/ Mark E. Walker            Director                      October 10, 1996
Mark E. Walker

/s/ Joseph J. Morrow          Director                      October 10, 1996
Joseph J. Morrow

/s/ John H. Sununu            Director                      October 10, 1996
                              EXHIBIT INDEX

Exhibit                                                          Sequential
Number                          Exhibit                            Page No.

4.1 Provisions in the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws defining the rights of holders of the Company's Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Commission on October 4, 1996 (File No. 333-4937)).

4.2       Kinark Corporation 1996 Stock Option Plan.

4.3       Form of Stock Option Agreement pursuant to Kinark
          Corporation 1996 Stock Option Plan.

4.4 Form of Stock Option Agreement for Non-Employee Directors pursuant to the Kinark Corporation Stock Option Plan.

5.1 Opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, as to legality of securities being registered.

15.1      Letter Regarding Unaudited Interim Financial Information.

23.1 Consent of Deloitte & Touche LLP, independent auditors of the Company.

23.2      Consent of Nelson Mullins Riley & Scarborough, L.L.P.
          (included as part of Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this filing).